Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

February 14, 2020

Atlas Technical Consultants, Inc.
13215 Bee Cave Parkway Building A, Suite 260
Austin, Texas 78738

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Atlas Technical Consultants, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to:

(i)	the issuance by the Company of (i) an indeterminate number shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), preferred stock, warrants for the purchase of Class A common stock or preferred stock or a combination of the foregoing as may be sold from time to time in such amounts as shall result in an aggregate offering price not to exceed $300,000,000 (the “Primary Securities”) and (ii) up to 20,000,000 shares of Class A common stock, issuable upon the exercise of warrants (the “Public Warrants”) originally sold as part of the units in the Company’s initial public offering (the “IPO”) and (iii) up to 3,750,000 shares of Class A common stock issuable upon the exercise of warrants originally sold both by themselves and as part of units to Boxwood Sponsor LLC (the “Sponsor”) in private placements that closed concurrently with the IPO (the “Private Placement Warrants,” and together with the Public Warrants, the “Warrants,” and the shares of Class A common stock issuable upon exercise of the Warrants, the “Warrant Exercise Shares”); and
(ii)	the offer and sale, from time to time, by selling securityholders named in the Registration Statement of (i) up to 3,750,000 Private Placement Warrants and (ii) 29,740,330 shares of Class A common stock (the “Secondary Shares”), 23,912,988 of which represent shares of Class A common stock that may be issued from time to time, pursuant to the amended and restated limited liability company agreement of Atlas TC Holdings LLC, a wholly-owned subsidiary of the Company (“Holdings”), dated February 14, 2020 (the “LLC Agreement”), to certain members of Holdings, that own units in Holdings (“Holdings Units”), upon exchange of such members’ Holdings Units, together with an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”).

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Atlas Technical Consultants, Inc. February 14, 2020 Page 2

The securities described in the foregoing clauses (i) and (ii) are collectively referred to herein as the “Securities.”

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;
(ii)	if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;
(iii)	all Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement; and
(iv)	at the time of issuance of any Primary Securities or the Warrant Exercise Shares, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will have the necessary organizational power and authority to issue the Primary Securities or the Warrant Exercise Shares, as applicable, and (c) the Company will have made available for issuance such number of Primary Securities or Warrant Exercise Shares, as applicable.

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Atlas Technical Consultants, Inc. February 14, 2020 Page 3

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1)	With respect to Class A common stock , when (i) the Company has taken all necessary corporate action to approve the issuance of Class A common stock, the terms of the offering thereof, and related matters, (ii) certificates representing the shares of Class A common stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of the Class A common stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Company or its officers upon payment of the consideration therefor (not less than the par value of the Class A common stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Class A common stock), then the shares of Class A common stock will be legally issued, fully paid, and nonassessable.
(2)	With respect to shares of any series of preferred stock, when (i) the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (ii) certificates representing the shares of the series of preferred stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of preferred stock shall have been properly issued) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company, then upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the preferred stock), the shares of the series of preferred stock will be legally issued, fully paid and nonassessable.
(3)	The Warrant Exercise Shares, when issued by the Company against payment therefor and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
(4)	The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).
(5)	The Secondary Shares are validly issued, fully paid and non-assessable.

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Atlas Technical Consultants, Inc. February 14, 2020 Page 4

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

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